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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Kevco, Inc. on Form S-8 (File No. 333-19959) of our report dated
November 8, 1996, except for Note 9 as to which the date is February 27, 1997, on our audits of the financial statements of Consolidated Forest Products, L.L.C. as of September 29, 1996 and October 1, 1995 and for the year ended September 29, 1996 and the period December 2, 1994 to October 1, 1995, which report is included in this Form 8-K/A.

                                             /s/ COOPERS & LYBRAND L.L.P.


Fort Worth, Texas
May 6, 1997